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                                                                   EXHIBIT 10.13

                           INTERACTIVE KNOWLEDGE, INC.
                          1033 Walnut Street, Suite 200
                             Boulder, Colorado 80302

                                 August 10, 1998


Mr. Ralph Z. Sorenson
603 Spruce Street
Boulder, Colorado  80302

Dear Bud:

This letter confirms and modifies our prior verbal agreement concerning your services for Interactive Knowledge, Inc. ("I-KNOW") and the shares of I-KNOW's common stock to be issued as compensation for those services. I have enjoyed working with you over the past few months, and am looking forward to having you with us over the crucial next few months, as we attempt to implement our business plan, establish industry relationships and begin the roll-out of our "NetLibrary" technology.

Your services, and the corresponding compensation, would encompass the following:

1. Participation as a Board Member. You will be elected as a member of the Board of Directors, and as Chairman of the Board. If we are successful in attracting a new CEO for I-KNOW and I elect to serve as Board Chair rather than CEO, you agree to resign as Board Chair. You will be paid $500 for each meeting you attend.

2. Compensation for Services. In consideration for services you have performed in connection with the formation of I-KNOW, the development of its initial business strategy and the initial financing, I-KNOW will issue to you 90,000 shares of common stock immediately, subject to the forfeiture arrangement described below.

3. Additional Services. As a board member and Chair of the Board, you will use your efforts to assist management in obtaining support from the publishing industry and obtaining adequate financing for future growth, work with management and the board to help craft a successful business strategy, and provide overall leadership and advice to the board and management.

4. Vesting. One third of the shares issued to you (or 30,000 shares) shall be vested effective August 10, 1998. The remaining shares shall be subject to forfeiture, decreasing ratably on a monthly basis over a three-year period (1,666.66 shares per month), for as long as you continue to serve as a director. If you do not continue as a Chair, shares will continue to vest, provided you continue to serve as a director.

Upon receipt of the shares and other compensation described above, you agree that you shall have no other claims for compensation against I-KNOW, including any claims for the issuance of any additional shares of stock. If this proposal is acceptable to you, please execute a copy of this letter

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Mr. Ralph Z. Sorenson
August 10, 1998
Page Two

in the space provided below and return it to me. We will then prepare the definitive documents covering the issuance of the stock or options.

You will be entitled to defense and indemnification by I-KNOW to the full extent permitted under I-KNOW's certificate of incorporation. Either I-KNOW's shareholders or you may terminate the director position at any time.

Sincerely,

/s/ TIMOTHY R. SCHIEWE
-------------------------
Timothy R. Schiewe

Accepted and agreed to this 20th day of August, 1998:

 /s/ RALPH Z. SORENSON
-------------------------
     Ralph Z. Sorenson





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                           INTERACTIVE KNOWLEDGE, INC.
                          1033 Walnut Street, Suite 200
                             Boulder, Colorado 80302

                                 January 4, 1999


Mr. Ralph Z. Sorenson
603 Spruce Street
Boulder, Colorado  80302

Dear Bud:

This letter is executed effective January 4, 1999, to amend and restate the letter agreement dated August 10, 1998 concerning your services for Interactive Knowledge, Inc. ("I-KNOW") and the shares of I-KNOW's common stock to be issued as compensation for those services. These changes have been agreed to in connection with and in consideration of the agreement to permit you to purchase shares of I-KNOW's Series A Preferred Stock.

Your services, and the corresponding compensation, would encompass the following:

1. Participation as a Board Member. You will be elected as a member of the Board of Directors, and as Chairman of the Board. You agree to resign as Board Chair at such time as you may be asked to do so by the Board. You will not be paid any board fees or compensation other than as outlined below.

2. Compensation for Services. In consideration for services you have performed in connection with the formation of I-KNOW, the development of its initial business strategy and the initial financing, I-KNOW has issued to you 90,000 shares of common stock immediately, subject to the forfeiture arrangement described below.

3. Additional Services. As a board member and Chair of the Board, you will use your efforts to assist management in obtaining support from the publishing industry and obtaining adequate financing for future growth, work with management and the board to help craft a successful business strategy, and provide overall leadership and advice to the board and management.

4. Vesting. One third of the shares issued to you (or 30,000 shares) shall be vested effective August 10, 1998. The remaining shares shall be subject to forfeiture, decreasing ratably on a monthly basis over a three-year period (1,666.66 shares per month), for as long as you continue to serve as a director. If you do not continue as a Chair, shares will continue to vest, provided you continue to serve as a director.

Upon receipt of the shares described above, you agree that you shall have no other claims for compensation against I-KNOW, including any claims for the issuance of any additional shares of stock. If this proposal is acceptable to you, please execute a copy of this letter in the space provided below and return it to me.

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You will be entitled to defense and indemnification by I-KNOW to the full extent permitted under I-KNOW's certificate of incorporation. Either I-KNOW's shareholders or you may terminate the director position at any time.

Sincerely,

/s/ TIMOTHY R. SCHIEWE
Timothy R. Schiewe

Accepted and agreed to
this     day of January, 1999:
     ---

/s/ RALPH Z. SORENSON
------------------------------
Ralph Z. Sorenson